TRANSCONTINENTAL PIPE LINE CORPORATION

2800 Post Oak Boulevard
P.O. Box 1396
Houston, Tax 77125-1396
713-439-2000

January 10, 1996

Mr. Stephen Gunther
Atlanta Gas Light Company
One Peachtree Center
303 Peachtree Street, N.E.
Atlanta, Georgia 30308-3249

Dear Mr. Gunther:

Transcontinental Gas Pipe Line Corporation ("Transco") and Atlanta Gas Light Company executed a Rate Schedule ESS Service Agreement, effective November 1, 1993, as a part of Transco's compliance with the Federal Energy Regulatory Commission's ("FERC") Order No. 636 in Docket No. RS92-86. Notwithstanding anything contained in Article III (Term) thereof. Atlanta Gas Light Company hereby agrees not to exercise its contract termination rights under the Rate Schedule ESS Service Agreement (i) to the extent that Atlanta Gas Light Company's Rate Schedule FS service agreements remain in effect; (ii) as long as Transco has an obligation to provide Rate Schedule FS service to Atlanta Gas Light company; and (iii) Rate Schedule FS service remains a swing service.

                                       Very truly yours,

                                      TRANSCONTINENTAL GAS PIPE LINE CORPORATION


                                       By: /s/ Frank J. Ferazzi
                                       Frank J. Ferazzi
                                       Vice President
                                       Customer Service



ACCEPTED AND AGREED TO:

ATLANTA GAS LIGHT COMPANY

By: /s/ Stephen J. Gunther
Title: Vice President



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             AMENDMENT TO SERVICE AGREEMENT UNDER RATE SCHEDULE ESS

THIS AMENDMENT is made and entered into effective as of the first day of December, 1994 by and between ATLANTA GAS LIGHT COMPANY, hereinafter referred to as "Buyer," and TRANSCONTINENTAL GAS PIPE LINE CORPORATION, hereinafter referred to as "Seller."

                                  WITNESSETH:

WHEREAS, Buyer and Seller entered into an Agreement under Seller's Rate Schedule ESS effective as of November 1, 1993, (Agreement); and

WHEREAS, Buyer and Seller amended this Agreement on December 1, 1993, in order to provide for the increased capacity and deliverability attributable to Phase I (as described in Seller's Eminence Expansion Application in Docket No.
CP90-2230-000) of Seller's Eminence Storage Field Expansion approved by the Federal Energy Regulatory Commission (Commission) on April 18, 1991, in Docket No. CP90-2230-000, and the allocation of such increased deliverability in accordance with the Commission's Order on October 4, 1993, in Docket No. RS92-86-004, el. al., (October 4 Order); and

WHEREAS, Buyer and Seller desire to further amend this Agreement to provide for the increased capacity and deliverability attributable to Phase II (as described in Seller's amended Eminence Expansion Application in Docket No. CP90-2230-005) of Seller's Eminence Storage Field Expansion in order to comply with the allocation authorized by the October 4 Order; and

WHEREAS, Buyer and Seller intend that the Agreement shall be further amended effective as of the in-service date of Phase III (as described in Seller's amended Eminence Expansion Application in Docket No. CP90- 2230-005) of Seller's Eminence Storage Field Expansion to provide for any applicable revisions to the level of Storage Injection Quantity and Storage Demand Quantity compared to
Buyer's Storage Injection Quantity and Storage Demand Quantity as of the effective date of Phase II in order to comply with the allocation authorized by the October 4 Order.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties amend the Agreement as follows:

1. Article I is hereby deleted in its entirety effective December 1, 1994 and the following Article I, substituted therefor for the period extending until the in-service date of Phase III of Seller's Eminence Storage Field Expansion:

                                   ARTICLE I
                             SERVICE TO BE RENDERED

1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule ESS, Seller agrees to inject into storage for Buyer's account, store and withdraw from storage, quantities of natural gas as follows:

   To withdraw from storage up to a maximum quantity on any day of 37,871 Mcf, which quantity shall be Buyer's Storage Demand Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule ESS.

   To inject into storage a maximum quantity on any day of 2,525 Mcf, which quantity shall be Buyer's Storage Injection Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule ESS.

   To receive and store up to a total quantity at any one time of 304,821 Mcf, which quantity shall be Buyer's Storage Capacity Quantity.

             AMENDMENT TO SERVICE AGREEMENT UNDER RATE SCHEDULE ESS
                                  (CONTINUED)

                                   ARTICLE I
                             SERVICE TO BE RENDERED
                                  (Continued)

2. Article I is hereby deleted in its entirety effective upon the in-service date of Phase III of Seller's Eminence Storage Field Expansion and the following
Article I substituted therefor:

   1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule ESS, Seller agrees to inject into storage for Buyer's account, store and withdraw from storage, quantities of natural gas as follows:

   To withdraw from storage up to a maximum quantity on any day of 30,297 Mcf, which quantity shall be Buyer's Storage Demand Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule ESS.

   To inject into storage a minimum quantity on any day 2,020 of Mcf, which quantity shall be Buyer's Storage Injection Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule ESS.

   To receive and store up to a total quantity at any one time of 304,821 Mcf, which quantity shall be Buyer's Storage Capacity Quantity.

3. Seller shall notify Buyer of the in-service date of Phase III at least thirty (30) days prior to such in-service date.

4. Except as hereinabove amended, the Agreement shall remain in full force and effect as written.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

                                          TRANSCONTINENTAL  GAS PIPE CORPORATION


                                                         By /s/ Frank J. Ferazzi
                                                                Frank J. Ferazzi
                                                                  Vice President
                                                                Customer Service

                                                       ATLANTA GAS LIGHT COMPANY
                                                       By /s/ Stephen J. Gunther
                                                         Name Stephen J. Gunther
                                                            Title Vice President


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